Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Forbes Energy Services, Ltd

Alice, TX

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-180019) of Forbes Energy Services, Ltd of our report dated March 30, 2012, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP

Houston, TX

March 30, 2012